Exhibit 24 (b) (10) (b)

                       Consent of Brian A. Giantonio, Esq.

                             To Whom It May Concern:


         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 333-31320) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,




/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company





Dated: July 7, 2005